EXHIBIT 99.1

SECOND AMENDMENT TO
STOCK PURCHASE AGREEMENT

This Second Amendment to Stock Purchase Agreement (this “Amendment”) is entered into as of October 31, 2005, by and among INTEGRATED HEALTHCARE HOLDINGS, INC., a Nevada corporation (“IHHI”), and ORANGE COUNTY PHYSICIANS INVESTMENT NETWORK, LLC, a Nevada limited liability company (“OCPIN”), and amends that certain Stock Purchase Agreement entered into by the parties dated January 28, 2005, as amended by that certain First Amendment to Stock Purchase Agreement dated as of June 1, 2005 (the “First Amendment”) (the Stock Purchase Agreement, as amended by the First Amendment, is referred to herein as the “Agreement”). Capitalized terms or matters of construction deemed or established in the Agreement shall be applied in this Amendment as defined or established in the Agreement.

RECITALS

A.   IHHI and OCPIN are each parties to the Agreement and to that certain Escrow Agreement, dated June 1, 2005 (the “Escrow Agreement”).

B.   OCPIN has, to date, deposited with the Escrow Agent an aggregate of $12,500,000 and has agreed to provide other value to IHHI as provided herein and in the Agreement.

C.   The parties now desire to terminate the Escrow Account and distribute the assets in the Escrow Account pursuant to the terms and conditions of this Amendment.

AGREEMENT

In consideration of the foregoing premises, the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.  Release from Escrow Account. Subject to the other provisions of this Amendment and the Agreement, within one business day following execution of this Amendment (or such later date as the parties shall mutually agree to accommodate the requirements of Section 3 below):

(a)  IHHI and OCPIN will provide joint, irrevocable instructions to the Escrow Agent to immediately terminate the Escrow Account, immediately transfer the Escrowed Cash and, within the timeframes reasonably required by IHHI’s transfer agent to deliver and divide stock certificates, transfer the Escrowed Shares, as follows:

(i)
(A) $1,500,000 of the Escrowed Cash, plus a pro rata portion of all accumulated and accrued interest in the Escrow Account, shall be delivered to IHHI, and (B) $11,000,000 of the Escrowed Cash, plus a pro rata portion of all accumulated and accrued interest in the Escrow Account, shall be delivered to OCPIN; and

(ii)
(A) 5,798,831 of the Escrowed Shares shall be delivered to OCPIN, and (B) 51,451,169 of the Escrowed Shares shall be delivered to IHHI, along with all originals and copies of stock powers that are being held by the Escrow Agent.

(b)  OCPIN will transfer to IHHI from another account at Citibank the sum of $2,800,000 and, upon receipt thereof, IHHI will issue to OCPIN (or authorize the Escrow Agent to transfer to OCPIN) 10,824,485 of the Escrowed Shares;

(c)  IHHI will instruct its transfer agent to issue to OCPIN a certificate (or certificates) for 5,400,000 Shares multiplied by such percentage of OCPIN’s payments required to be made under Sections 1.2(a), (b), (c) and (e)(i)-(iii) of the Agreement (as amended by the First Amendment) which have been made to date.

2.  Right to Acquire Additional Shares.

(a)  Subject to the other provisions of this Amendment and the Agreement, IHHI hereby grants to OCPIN the right to purchase from IHHI up to $6.7 million in additional Shares within 30 calendar days following the Default Termination Date (the “Payment Deadline”) at a price of $0.2586728 per share, or a maximum of 25,901,447 Shares, plus interest on the purchase price at the rate of 14% per annum from September 12, 2005 through the date of closing on the funds by IHHI. OCPIN shall deliver to IHHI payment of the purchase price in immediately available funds no later than the close of business on the Payment Deadline, and, subject to the other provisions of this Amendment, IHHI shall deliver to OCPIN certificates for the additional Shares no later than three business days following receipt of payment therefore (or clearance of New Investors with respect to particular funds, if necessary under Section 3). Upon one or more closings on funds received under this Section 2(a), IHHI shall promptly issue to OCPIN such additional portion of the 5,400,000 Shares referred to in Section 1(c) above as is represented by the additional funds being paid to IHHI under this Section 2(a), under the formula described in Section 1(c).

(b)  For purposes of Section 2(a) above, the term “Default Termination Date” shall mean the date on which IHHI notifies OCPIN (or one of its managing members) that it has been notified by Medical Provider Financial Corporation II (“MedCap”) that all events of default have been cured under that certain Credit Agreement, dated as of March 3, 2005, between IHHI and MedCap (the “Credit Agreement”).

3.  Clearance of New Investors. Notwithstanding any provisions of Sections 1 and 2 above, IHHI’s obligations to issue or authorize the transfer of any Shares or Escrowed Shares to OCPIN hereunder shall be contingent on OCPIN:

(a)  Promptly supplying to the members of the Audit Committee of IHHI information (and followup information) that the Audit Committee may reasonably request (including without limitation identity and professional background) concerning investors who have furnished funds to be delivered to IHHI under this Amendment representing the potential acquisition of control of OCPIN or more than 5% of the outstanding shares of IHHI (the “New Investors”). The Audit Committee shall make a reasonable and prompt assessment as to whether prior approval of any New Investor is required, and whether the information concerning any New Investor raises an unreasonable risk of violation, under any legal requirement applicable to IHHI, including without limitation the laws and regulations pertaining to control and licensing of IHHI or its hospitals. If, in the reasonable judgment of the Audit Committee, the acceptance of funds from a New Investor requires prior approval under any legal requirement or raises an unreasonable risk of violation to IHHI, then IHHI shall reject or return to OCPIN the funds (or such portion thereof) obtained from such New Investor and shall not issue or transfer to OCPIN the Shares corresponding to such funds (but such action shall not affect any funds received from other investors).

(b)  Promptly supplying to Medical Provider Financial Corporation (and/or such other lender to IHHI that has the right to approve a change of control of IHHI) (the “Lender”) information (and followup information) that it may reasonably request (including without limitation identity and professional background) concerning the New Investors. If the Lender objects, in accordance with its contractual rights to object, to the acceptance of funds from a New Investor, IHHI shall reject or return to OCPIN the funds (or such portion thereof) obtained from such New Investor and shall not issue or transfer to OCPIN the Shares corresponding to such funds (but such action shall not affect any funds received from other investors).  In the event that the Lender objects to a New Investor as provided in this Section 3(b), OCPIN shall have the right to present an alternative New Investor and corresponding funds to IHHI to replace any funds which are rejected or returned pursuant to this Section 3(b), during the 10-day period following receipt of notice of such action by IHHI or the Lender. Such right may only be exercised by OCPIN once.

(c)  If acceptance of any funds by IHHI under Sections 3(a) or 3(b) requires prior approval of a New Investor by a regulatory body, IHHI will hold such funds in a segregated account that it controls until such time that the New Investor is approved or rejected, at which time IHHI will accept such funds or return them to OCPIN, as appropriate.

4.  Forbearance under 999 Building Agreement. The parties agree that:

(a)  The 90-day period referred to in Section 6(b) of the First Amendment is extended until the Payment Deadline.

(b)  The reference in Section 6(b) of the First Amendment to the receipt of $5,000,000 pursuant to Section 1.2(e) of the Agreement shall be satisfied upon the receipt by IHHI of an aggregate of $5,000,000 under Sections 1 and 2 of this Amendment.

5.  Discharge under Agreement. Upon performance of all of the obligations and agreements of OCPIN and IHHI under this Amendment, each party will be deemed to have fully discharged their respective obligations under Sections 1.2 and 1.3 of the Agreement, other than Sections 1.2(e)(iv) and 1.2(f) of the Agreement, and under Section 2.1(a) of the Escrow Agreement.

6.  Effect of Amendment. Except as expressly provided herein, the Agreement shall remain unchanged and shall continue in full force and effect.

7.  Counterparts. This Amendment may be signed by the parties in counterparts, which together shall constitute one and the same agreement among the parties.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.

Integrated Healthcare Holdings, Inc.

     /s/ Larry B. Anderson
Larry B. Anderson, President

     /s/ Bruce Mogel
Bruce Mogel, Chief Executive Officer and Director

James T. Ligon, Director

    /s/ Anil V. Shah
Anil V. Shah, M.D., as Director
Orange County Physicians Investment Network, LLC /s/ Anil V. Shah Name: Anil V. Shah, M.D. Title: Manager /s/ Salman Naqvi Name: Salman Naqvi, M.D. Title: Manager

In their individual capacities as shareholders of IHHI: /s/ Larry B. Anderson Larry B. Anderson /s/ Bruce Mogel Bruce Mogel James T. Ligon /s/ Hari Lal Hari S. Lal